As filed with the Securities and Exchange Commission on September 27, 2012

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The ADT Corporation

(Exact name of registrant as specified in its charter)

Delaware	45-4517261
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida, 33431

(Address of Principal Executive Offices) (Zip Code)

The ADT Corporation 2012 Stock and Incentive Plan

(Full title of the plan)

N. David Bleisch

Senior Vice President, General Counsel and Corporate Secretary

The ADT Corporation

1501 Yamato Road

Boca Raton, Florida, 33431

(561) 988-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Alan M. Klein, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common stock, par value $0.01 per share	20,000,000	$35.59	$ 711,800,000	$81,573

(1)	Covers shares of common stock, par value $0.01 per share (the “Common Stock”), of The ADT Corporation (the “Company” or “Registrant”) issuable under The ADT Corporation 2012 Stock and Incentive Plan. Subject to certain adjustments as provided in the Plan, the number of shares of Common Stock available for issuance under the Plan is equal to the sum of (a) 8,000,000 plus (b) the aggregate number of shares of Common Stock subject to the Assumed Awards (as defined in the Plan). The aggregate number of shares of Common Stock subject to the Assumed Awards has been estimated for purposes of calculating the amount of the registration fee. To the extent that the actual number of shares of Common Stock to be offered pursuant to the Plan exceeds the number of shares of Common Stock registered on this Registration Statement, the registrant will file a new registration statement for the additional shares. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and 457(h) of the Securities Act the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of shares of common stock of the Company in the “when issued” trading market as reported on the New York Stock Exchange on September 26, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in The ADT Corporation 2012 Stock and Incentive Plan as covered by this Registration Statement on Form S-8 (the “Registration Statement”) and as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated by reference in this Registration Statement:

(1) the Company’s effective Registration Statement on Form 10 (File No. 001-35502) filed by the Company on September 10, 2012, as amended, including the description of the Company’s Common Stock contained therein, and any amendment or report filed for the purpose of updating such description; and

(2) the Company’s Current Reports on 8-K as filed with the SEC on September 17, 2012 and September 20, 2012.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for, among other things:

(i) permissive indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

(ii) permissive indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors, officers, employees or agents of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

(iii) mandatory indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

(iv) that the indemnification and advancement of expenses provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

The Company’s amended and restated by-laws (the “By-laws”) require indemnification, to the fullest extent permitted under Delaware law as it presently exists or may be amended, of any person (an “indemnitee”) who is or was involved in any manner or threatened to be made so involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Company or is or was serving at the request of the Company as director, officer, employee or agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding; provided that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer except under certain circumstances.

In addition, the By-laws provide that the expenses (including attorney’s fees) incurred by or on behalf of an indemnitee in connection with any proceeding in advance of its final disposition or a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the By-laws will be advanced to the indemnitee by the Company upon the request of the indemnitee, which request, if required by law, will include an undertaking by or on behalf of the indemnitee to repay the amounts advanced if ultimately it is determined by final judicial decision from which there is no further right to appeal that the indemnitee was not entitled to be indemnified or entitled to advancement of the expenses under the By-laws.

The By-laws also expressly state that the Company may grant rights to indemnification and to the advancement of expenses to any of the Company’s employees or agents to the fullest extent of the provisions of the By-laws.

The indemnification rights to be provided in the By-laws will not be exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

As permitted by Delaware law, the By-laws authorize the Company to purchase and maintain insurance to protect any director, officer, employee or agent against any expense, liability or loss that such persons may incur in such capacities.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of the The ADT Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on September 20, 2012 (File No. 001-35502))

4.2*	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of The ADT Corporation

4.3	Amended and Restated By-laws of The ADT Corporation (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, as filed with the SEC on September 20, 2012 (File No. 001-35502))

4.4*	The ADT Corporation 2012 Stock and Incentive Plan

5.1*	Opinion of Simpson Thacher & Bartlett LLP

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5 hereto)

23.2*	Consent of Deloitte & Touche LLP

24*	Powers of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 27, 2012.

THE ADT CORPORATION

By:	/s/ N. David Bleisch
Name:	N. David Bleisch
Title:	Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints N. David Bleisch, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 27, 2012

Name	Title

/s/ Naren Gursahaney Name: Naren Gursahaney	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Kathryn Mikells Name: Kathryn Mikells	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michele Kirse Name: Michele Kirse	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ N. David Bleisch Name: N. David Bleisch	Director

/s/ Thomas Colligan Name: Thomas Colligan	Director